Exhibit 32.1
SECTION 906 CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
AMERICAN NATIONAL GROUP, INC.
In connection with the Quarterly Report of American National Group, Inc. (the “Company”) on Form 10-Q for the quarter ended June 30, 2021, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), We, James E. Pozzi, Chief Executive Officer of the Company and Brody J. Merrill, Chief Financial Officer of the Company certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:
(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ James E. Pozzi
____________________________________________________________________________________

James E. Pozzi
President and Chief Executive Officer
(Principal Executive Officer)

/s/ Brody J. Merrill
____________________________________________________________________________________

Brody J. Merrill
Senior Vice President, Chief Financial Officer and Treasurer
(Principal Financial Officer)
Date: August 9, 2021

This certification is being furnished as an exhibit to the Report pursuant to Item 601(b)(32) of Regulation S-K and Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and, accordingly, will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. This certification will not be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.